Exhibit 99.1

Contact:

Scott Solomon

Vice President

Sharon Merrill Associates, Inc.

617-542-5300

cyno@investorrelations.com

CYNOSURE REPORTS 21% REVENUE GROWTH FOR THE

THIRD QUARTER OF 2008

Smartlipo MPX Workstation and International Business Drive Top-Line Growth;

Company Posts Eighth Consecutive Quarter of Profitability

Westford, Mass., October 28, 2008 – Cynosure, Inc. (NASDAQ: CYNO), a leading developer and manufacturer of a broad array of light-based aesthetic treatment systems, today announced financial results for the three and nine months ended September 30, 2008.

Third-Quarter 2008 Financial Results

Revenues increased to $38.2 million for the third quarter of 2008 from $31.5 million for the third quarter of 2007. Gross profit margin was 64.9% of total revenues, compared with 65.0% for the same period in 2007. Net income for the third quarter of 2008 was $3.2 million, or $0.25 per diluted share, compared with net income of $4.4 million, or $0.34 per diluted share, for the third quarter of 2007. Results for the third quarter of 2008 include a foreign currency exchange loss of $0.4 million, compared with a foreign currency exchange gain of $0.5 million in the third quarter of 2007.

Non-GAAP net income, which excludes stock-based compensation expense and its related income tax effects, was $4.7 million, or $0.37 per diluted share, for the third quarter of 2008, compared with non-GAAP net income of $5.1 million, or $0.40 per diluted share, for the third quarter of 2007. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to non-GAAP results for the three months ended September 30, 2008 and 2007.

“Cynosure posted strong third-quarter results despite challenging global economic conditions, generating revenue growth of more than 20% over the prior year period and delivering our eighth consecutive quarter of profitability,” said President and Chief Executive Officer Michael Davin. “While the worldwide financial contraction clearly has affected the aesthetic industry, our consistent focus on innovation enabled us to extend our leadership position. Driving our performance was steady demand for our Elite workstation for laser hair removal, our Affirm workstations for anti-aging and Smartlipo MPX, our new 32-watt workstation for laser body sculpting.”

“Smartlipo MPX represents our most recent innovation in an advanced generation of laser systems that combine the power and performance of dual-wavelength technology with intelligent energy delivery,” Davin continued. “As part of our goal of driving broad adoption of Smartlipo MPX through industry luminaries, we are selling the product at a slightly lower price than originally planned. While that decision contributed to a decrease in our third-quarter gross margin from the second quarter, our strategy to rapidly build our installed base has been successful, particularly among plastic surgeons with high-volume liposuction practices. Smartlipo MPX accounted for 73% of our total Smartlipo sales in the third quarter, compared with 46% in the second quarter.”

“We continue to invest in and expand our sales and marketing infrastructure in key regions, including China and Japan,” Davin said. “These efforts are beginning to yield results, with international product revenue increasing 29% in the third quarter of 2008 compared with the year-ago period. Our international expansion is continuing with the scheduled opening this quarter of a direct sales office in Mexico, marking the seventh country in which we will have a direct distribution location.”

Nine-Month Results

For the nine months ended September 30, 2008, revenues increased approximately 30% to $114.2 million from $87.7 million for the same period in 2007. For the nine months ended September 30, 2008 gross profit margin increased to 66.2% of total revenues compared with 63.5% for the same period in 2007. Net income for the first nine months of 2008 was $12.7 million, or $0.99 per diluted share, versus $9.2 million, or $0.73 per diluted share, for the same period in 2007.

Non-GAAP net income, which excludes stock-based compensation expense and its related income tax effects, was $16.3 million, or $1.27 per diluted share, for the first nine months of 2008 compared with $12.4 million, or $0.99 per diluted share, in the first nine months of 2007. Please refer to the financial reconciliations included in this news release for a reconciliation of GAAP results to Non-GAAP results for the nine months ended September 30, 2008 and 2007.

Business Outlook

“While our industry is not immune to the current economic turmoil, Cynosure enters the fourth quarter well positioned operationally and financially,” Davin said. “This year we have maintained our commitment to profitable growth through innovation. Without cannibalizing our existing products, we have introduced three new flagship workstations and two new delivery systems targeted toward high-growth applications. We have invested in our direct sales and marketing infrastructure in North America as well as in Europe and Asia. We continue to maintain a healthy balance sheet, ending the third quarter with cash, cash equivalents, marketable securities and long-term investments of $92.7 million and no long-term debt. Given the macroeconomic environment, we have adopted a cautious near-term outlook. However, the sentiment of our sales force in the field remains decidedly positive and we continue to see significant upside opportunity for our technology over the long term.”

Use of Non-GAAP Financial Measures

To supplement Cynosure’s consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined as non-GAAP financial measures by the SEC: non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently, as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs. For more information on these non-GAAP financial measures, please see the non-GAAP data included at the end of this release. This data has more details of the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Conference Call

Cynosure will host a conference call for investors today at 9:00 a.m. ET. On the call, Michael Davin and Timothy Baker, the company’s Executive Vice President and Chief Financial Officer, will discuss the third quarter 2008 financial results, provide a business update and discuss the company’s growth strategy.

Those who wish to listen to the conference call webcast should visit the “Investor Relations” section of the company’s website at www.cynosure.com. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the company’s website.

About Cynosure, Inc.

Cynosure, Inc. develops and markets aesthetic treatment systems that are used by physicians and other practitioners to perform non-invasive and minimally invasive procedures to remove hair, treat vascular lesions, rejuvenate skin through the treatment of shallow vascular and pigmented lesions, liquefy and remove unwanted fat through laser lipolysis and temporarily reduce the appearance of cellulite. Cynosure’s products include a broad range of laser and other light-based energy sources, including Alexandrite, pulsed dye, Nd:YAG and diode lasers, as well as intense pulsed light. Cynosure was founded in 1991.

For corporate or product information, contact Cynosure at 800-886-2966, or visit www.cynosure.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Cynosure, Inc., including statements about the company’s expectations and future financial performance, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including Cynosure’s history of operating losses, its reliance on sole source suppliers, the inability to accurately predict the timing or outcome of regulatory decisions, changes in consumer preferences, competition in the aesthetic laser industry, economic, market, technological and other factors discussed in Cynosure’s most recent Annual Report on Form 10-K, which is filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Cynosure’s views as of the date of this press release. Cynosure anticipates that subsequent events and developments will cause its views to change. However, while Cynosure may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Cynosure’s views as of any date subsequent to the date of this press release.

Consolidated Statements of Income

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Revenues	$38,209	$31,533	$114,167	$87,742
Cost of revenues	13,396	11,045	38,645	32,035

Gross profit	24,813	20,488	75,522	55,707

Operating expenses
Selling and marketing	13,911	10,310	41,190	29,447
Research and development	1,992	1,468	5,606	4,958
General and administrative	3,983	3,143	11,108	8,371

Total operating expenses	19,886	14,921	57,904	42,776

Income from operations	4,927	5,567	17,618	12,931
Interest income, net	549	661	1,977	1,762
Other (expense) income, net	(425)	356	9	440

Income before income taxes	5,051	6,584	19,604	15,133

Income tax provision	1,888	2,207	6,912	5,927

Net income	$3,163	$4,377	$12,692	$9,206

Diluted net income per share	$0.25	$0.34	$0.99	$0.73

Diluted weighted average shares outstanding	12,854	12,751	12,806	12,604

Basic net income per share	$0.25	$0.36	$1.01	$0.78

Basic weighted average shares outstanding	12,642	12,281	12,542	11,863

Condensed Consolidated Balance Sheet

(In thousands)

	September 30, 2008	December 31, 2007
	(unaudited)
Assets:
Cash, cash equivalents and marketable securities	$72,893	$86,097
Accounts receivable, net	39,503	24,124
Amounts due from related parties	37	8
Inventories	26,178	22,442
Deferred tax asset, current portion	4,681	4,161
Prepaid expenses and other current assets	3,290	4,425

Total current assets	146,582	141,257
Property and equipment, net	8,518	7,146
Long-term investments	19,785	—
Other noncurrent assets	1,442	1,441

Total assets	$176,327	$149,844

Liabilities and stockholders’ equity:
Accounts payable and accrued expenses	$25,007	$20,790
Amounts due to related parties	4,503	2,311
Deferred revenue	4,527	3,939
Capital lease obligations	422	485

Total current liabilities	34,459	27,525

Capital lease obligations, net of current portion	499	794
Deferred revenue, net of current portion	465	421
Other long-term liabilities	491	226

Total stockholders’ equity	140,413	120,878

Total liabilities and stockholders’ equity	$176,327	$149,844

To supplement our consolidated financial statements presented in accordance with GAAP, Cynosure uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income and non-GAAP diluted earnings per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore not comparable to, similar measures used by other companies. Although certain non-GAAP financial measures used in this release exclude the accounting treatment of stock-based compensation, these non-GAAP measures should not be relied upon independently as they ignore the contribution to our operating results that is generated by the incentive and compensation effects of the underlying stock-based compensation programs.

Cynosure’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Cynosure believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Cynosure’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Cynosure’s historical performance and our competitors’ operating results. Cynosure believes that these non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Gross profit	$24,813	$20,488	$75,522	$55,707

Non-GAAP adjustments to gross profit:
Stock-based compensation	145	100	411	269

Total Non-GAAP adjustments to gross profit	145	100	411	269

Non-GAAP Gross profit	$24,958	$20,588	$75,933	$55,976

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Income from operations	$4,927	$5,567	$17,618	$12,931

Non-GAAP adjustments to income from operations:
Stock-based compensation	2,096	1,436	5,663	4,283

Total Non-GAAP adjustments to income from operations	2,096	1,436	5,663	4,283

Non-GAAP Income from operations	$7,023	$7,003	$23,281	$17,214

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Net income	$3,163	$4,377	$12,692	$9,206

Non-GAAP adjustments to net income:
Stock-based compensation	2,308	1,436	5,875	4,283
Income tax provision from IRS Audit	—	—	—	702
Income tax effect of non-GAAP adjustments	(762)	(680)	(2,261)	(1,765)

Total Non-GAAP adjustments to net income	1,546	756	3,614	3,220

Non-GAAP Net income	$4,709	$5,133	$16,306	$12,426

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Diluted net income per share	$0.25	$0.34	$0.99	$0.73

Stock-based compensation	0.18	0.11	0.46	0.34
Income tax provision from IRS Audit	—	—	—	0.06
Income tax effect of Non-GAAP adjustments	(0.06)	(0.05)	(0.18)	(0.14)

Total Non-GAAP adjustments to net income	0.12	0.06	0.28	0.26

Non-GAAP Diluted net income per share	0.37	0.40	1.27	0.99

Weighted average shares used to compute diluted net income per share	12,854	12,751	12,806	12,604

Weighted average shares used to compute Non-GAAP diluted net income per share	12,854	12,751	12,806	12,604